UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2010

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 9, 2010, affiliates of Penske Corporation completed the previously announced secondary offering of 5,750,000 shares of our common stock which includes 750,000 shares the selling shareholder had granted to the Underwriters for over allotments. No new shares were issued in the offering and the Company did not receive any proceeds from the offering. Roger S. Penske did not sell any of our common stock that he owns personally.

Giving effect to the offering, Penske Corporation and Mr. Penske now beneficially own 31.7 million shares of our common stock (34.6%). Pursuant to a voting agreement between Penske Corporation and its second largest shareholder, Mitsui, Penske Corporation and Mr. Penske continue to have majority control of our outstanding stock (51.6%).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

February 9, 2010	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Senior Vice President and General Counsel